Exhibit 10.5

Datalive Software License

This Software License (“Agreement”), effective as of this 1st day of June, 2015, (the “Effective Date”) is between Apollo Energy Services, LLC, a Minnesota limited liability company ("Apollo") and Angell Energy, LLC, a Texas limited liability company (“Angell”), each may be individually referred to herein as a “Party” and are collectively referred to as the “Parties.”

1.	DEFINITIONS

a.	“Access Code” means the access identification codes, passwords, or other login credentials provided by Apollo to Angell or Angell Users, or that are set up by Angell or Angell Users, and that allow access and use of the Platform.

b.	“Access Method” means the Internet, private line, virtual private network or any other telecommunications facilities as well as any interfaces, including Apollo’s graphical user interfaces or those offered by any third-party, or other method through which Angell or Angell Users directly or indirectly access or use the Platform.

c.	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

d.	“Data” means all data and other information generated by the Platform and/or otherwise provided to Angell or Angell Users hereunder, including, without limitation, information regarding bids, asks, pricing, trades, spreads, trading volume, and liquidity.

e.	“Intellectual Property” means without limitation all patent, trademark, trade secret, copyright, moral rights and all similar rights anywhere in the world, whether recorded, registered, or otherwise filed with any governmental entity.

f.	“Platform” means Apollo’s Datalive platform and any of its components, accessible via the Access Method.

g.	“Apollo Parties” means Apollo, its Affiliates and their respective representatives.

h.	“User” means an employee or other authorized person using the Platform on behalf of Angell.

2.	ACCESS GRANT, PLATFORM AND SERVICES

a.	Software: Subject to the terms and conditions of this Agreement, Apollo grants Angell a non-exclusive, revocable, non-transferrable (except as set forth in this Agreement), non-sublicensable license for up to fifteen (15) Angell Users to access and use the Platform in existence as of the Effective Date solely for Angell Users to access the Platform for Angell’s own internal business purposes. This license does not including any license or right to access or use any future updates, upgrades or versions of the Platform.

b.	Services: Integration, support and product customization or feature enhancements shall be performed under applicable Statements of Work (“SOW”), which shall contain pricing and other terms related to such services.

3.	FEES, SETTLEMENT AND PAYMENT

a.	Angell agrees to pay to Apollo, without deduction or setoff, US$50,000 each month for the license right granted in Section 2 of this Agreement. Angell may add additional Angell Users at an additional fee of US$3,334 per month per additional Angell User over and above the base number of fifteen (15) Angell Users by notifying Apollo of the number of additional Angell Users to add for a given month prior to the first day of that month. Angell may similarly reduce the number of Angell Users, and therefore reduce the per additional user fee per month, by providing Apollo with the notice of reduction in the number of Angell Users for a given month prior to the first day of that month, provided that Angell may not reduce the number of Angell Users or the fees below the original base number of fifteen (15) Angell Users. All fees set forth in this Section 3(a) are due and payable on the first day of each month in advance for access and use of the Platform for that month. All other fees for services and their due dates shall be set forth in one or more SOWs. A late fee will be charged at the rate of one and a half percent (1.5%) per month for any overdue amounts. Apollo may increase the fees set forth in this Section 3(a) by up to ten percent (10%) per year.

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b.	Angell will be responsible for and indemnify Apollo against all sales, use, and excise taxes, and like charges imposed with respect to products or services provided by Apollo, as well as with respect to Angell trading, except for taxes based on the net income of Apollo.

4.	ACCESS METHOD

a.	Angell and Angell Users’ access and use of the Access Method and the Platform are expressly subject to Angell compliance with the terms of this Agreement and all applicable laws, rules, and regulations.

b.	Angell shall not alter, modify or manipulate the content of the Platform or the Data in any way. Angell shall not use the Access Method or the Data for any purpose other than as set forth in this Agreement. Angell also shall not publish or redistribute the Data, or otherwise directly or indirectly provide any third-party with access to the Platform, Access Method, Access Codes, or Data, or any information derived from the Platform, Data, or the Access Method.

c.	Apollo shall provide, as a part of the license fee in Section 3 and subject to the terms and conditions of this Agreement, Angell Users with use during the term of the license of Apollo’s Internet access, internal wiring, and internal switches (“Infrastructure”) portions of the Access Method within the building located at 16233 Kenyon Avenue, Lakeville, Minnesota 55044 (the “Lakeville Location”), for purposes of accessing and using the Platform pursuant to the license granted in Section 2. Angell Users shall be soley responsible for all other hardware and software necessary to connect to Apollo’s Infrastructure at the Lakeville Location, including without limitation appropriate Ethernet cards, ports, and cabling to connect to standard Ethernet wall jacks or other Apollo authorized and provided access means. Those Angell Users that are not directly connected to the Lakeville Location Infrastructure and must use remote access tools such as virtual private network services to access the Infrastructure at the Lakeville Location must additionally provide all necessary hardware, software, and Internet connectivity to establish such a connection to the Lakeville Location Infrastructure.

5.	USE OF THE PLATFORM

Angell represents and warrants that:

a.	Angell is solely responsible for all actions taken by Angell, Angell Users, or others associated with the Access Codes. Angell and Angell Users are responsible for all instructions or other communications (including without limitation, orders, trades, quotes, bids and offers) made through the Platform associated with the Access Codes, and such instructions shall be binding on Angell. Angell acknowledges that Apollo shall not have any duty to verify whether any information submitted to the Platform accompanied by a valid Access Code was authorized by Angell, or whether such data is accurate or corrupted. Angell shall be bound by any bids, offers, orders, transactions, commands and other input information Angell submit through the Platform using the Access Codes.

b.	Angell agrees to notify Apollo immediately of any changes in Angell Users or the authorized level of access for any User, including any Angell Users who cease to be employees or otherwise become unauthorized. Angell will also provide Apollo with immediate notice of any belief Angell has that its Access Codes have been compromised or if there has been unauthorized access to or use of the Platform.

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c.	Angell will provide Apollo with information related to Angell Users’ use of the Platform as reasonably requested by Apollo.

d.	Apollo is not responsible for the performance of any transaction entered into by Angell and Apollo does not have any fiduciary or equitable duties related to any transaction.

6.	SUSPENSION OR LIMITATION

Notwithstanding any other provision of this Agreement, Angell acknowledges that Apollo shall have the right in its sole discretion to restrict Angell and Angell Users’ access to, or impose limits or suspend use of all or any portion of, the Platform, including without limitation placing limits on, or suspending trading or transactions through, the Platform.

7.	CONTROL OF THE PLATFORM

Angell acknowledges that Apollo shall have sole discretion and control over, and the right to modify at any time, the Access Method’s and the Platform’s functionality, configuration, appearance, content, accessibility, and availability.

8.	REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other that it has the right and full corporate power to enter into this Agreement and that this Agreement creates legal, valid and binding obligations on it which are enforceable against it in accordance with this Agreement.

9.	NO OBLIGATION TO MAINTAIN RECORDS

Apollo has no obligation to maintain or retain, and shall not be responsible for maintaining or retaining, any Data or records of or activities occurring on the Platform except as required by law. Apollo is also not responsible for reporting transactions to any Swap Data Repository.

10.	ACCESS CODES AND SECURITY

Angell is responsible for all Access Codes and their confidentiality and use. No more than one Angell User may use a single Access Code and no Angell User may share or otherwise use more than one Access Code. Under no circumstances may Angell or any Angell User provide any Access Codes to any third-party.

11.	INTELLECTUAL PROPERTY RIGHTS

Apollo is the sole owner (except to the extent owned by third-party licensors) of all right, title and interest in and to the Platform, the Access Method, the Data, and each component thereof, all custom modifications, work product, deliverables, or other materials created by or on behalf of Apollo under any SOW, and all Intellectual Property rights with respect thereto, and all rights not explicitly granted in this Agreement are reserved by Apollo. To the extent not already owned by Apollo, Angell hereby assigns all right, title, and interest including all Intellectual Property rights in and to all custom modifications, work product, deliverables, or other materials created by or on behalf of Apollo under any SOW and any suggestions or feedback provided by Angell regarding the Platform. Angell and Angel Users may not copy, modify, reverse engineer, disassemble, decompile, or otherwise create derivative works of the Platform, and they shall not distribute, rent, sell, retransmit, redistribute, lease, or license the Platform or Data, or any part thereof, to any third-party.

12.	DISCLAIMER OF WARRANTY

ANGELL UNDERSTANDS AND AGREES THAT THE PLATFORM, THE ACCESS METHOD, DATA, custom modifications, work product, deliverables, or other materials created by or on behalf of Apollo under any SOW, AND ALL SERVICES OR MATERIALS OF ANY KIND PROVIDED BY APOLLO ARE PROVIDED “AS IS”. THE APOLLO PARTIES SPECIFICALLY DISCLAIM, WITHOUT LIMITATION, ALL WARRANTIES OF ANY KIND TO ANGELL, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE OR THOSE WARRANTIES ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING OR TRADE USAGE. ANGELL DOES NOT WARRANT THAT THE DATA WILL BE ACCURATE OR COMPLETE OR THAT THE DATA OR THE PLATFORM, ACCESS METHOD, custom modifications, work product, deliverables, or other materials created by or on behalf of Apollo under any SOW, WILL BE ACCESSIBLE OR ERROR FREE. APOLLO PROVIDES NO WARRANTIES REGARDING OR RELATING TO ANY TRANSACTIONS, INCLUDING WITHOUT LIMITATION ANY TRADES, THAT ARE PERFORMED THROUGH OR IN CONJUNCTION WITH THE PLATFORM OR USING THE DATA. ANGELL’S USE OF THE DATA IS AT ITS OWN RISK.

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13.	LIMITATION OF LIABILITY

ANGELL UNDERSTANDS AND AGREES THAT THE APOLLO PARTIES SHALL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOST DATA, LOSS OF USE OF THE PLATFORM OR ACCESS METHOD, BUSINESS INTERRUPTION, LOSS OF BUSINESS REPUTATION OR GOODWILL, COSTS OF SUBSTITUTE SERVICES, OR DOWNTIME COSTS) SUFFERED BY ANGELL, ANGELL AFFILIATES AND ANY OTHER PERSON, EVEN IF ONE OR MORE APOLLO PARTY HAS OR HAVE BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. APOLLO SHALL NOT HAVE ANY LIABILITY FOR OR IN RELATION TO ANY TRANSACTIONS, INCLUDING WITHOUT LIMITATION ANY TRADES, THAT ARE PERFORMED THROUGH OR IN CONJUNCTION WITH THE PLATFORM OR USING THE DATA. TO THE MAXIMUM AMOUNT ALLOWED BY APPLICABLE LAW, THE AGGREGATE LIABILITY OF THE APOLLO PARTIES FOR ANY DAMAGE WHATSOEVER RELATING TO OR ARISING OUT OF THE SUBJECT MATTER OF AGREEMENT, THE PLATFORM, DATA, ACCESS METHOD, custom modifications, work product, deliverables, or other materials created by or on behalf of Apollo under any SOW, AND THE PRODUCTS AND SERVICES OFFERED HEREUNDER, SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE AMOUNT ANGELL PAID TO APOLLO UNDER THIS AGREEMENT DURING THE SIX (6) CALENDAR MONTHS PRIOR TO WHEN THE DAMAGE AROSE.

14.	INDEMNIFICATION

In addition to provisions set forth elsewhere in this Agreement, Angell will indemnify, defend and hold harmless Apollo from any and all claims, liabilities, damages, costs and expenses, including attorney’s fees, arising from Angell breach of this Agreement or any transactions, including without limitation any trades, that are performed through or in conjunction with the Platform or using the Data.

15.	CONFIDENTIALITY AND USE OF DATA

a.	All oral or written business, technical, financial and other information, including without limitation the Data provided by a Party (“Disclosing Party”) to the other Party (“Receiving Party”) under this Agreement will be deemed “Confidential Information”. The confidentiality obligations herein will not apply to information disclosed by the Disclosing Party that the Receiving Party can prove (i) is or has become generally known through no fault of the Receiving Party, (ii) was in its possession or known by it, without restriction, prior to receipt from the Disclosing Party, (iii) was rightfully disclosed to it by a third-party without restriction, (iv) was independently developed without use of or access to any Confidential Information of the Disclosing Party, or (v) was required to be disclosed by court order, governmental agency or any applicable law, provided that the Receiving Party has promptly notified the Disclosing Party about such requirement, if allowed by law, and given the opportunity to seek relief from disclosure. All Confidential Information will be held in strict confidence by the Receiving Party and not disclosed or used by the Receiving Party except as permitted by this Agreement or as expressly authorized in writing by the other Party. The terms, but not the existence, of this Agreement are Confidential Information and may not be disclosed by Angell.

b.	As to the data Angell provides in relation to the Platform: (1) Apollo may for the purposes of performing this agreement use, process and store any data that Angell or Angell Users submit in using the Platform; (2) Apollo may transmit any data to any of its Affiliates and/or third-parties and may transfer such data outside the United States and European Union, including without limitation for the purposes of (i) meeting obligations to applicable laws and to government agencies and regulatory authorities; (ii) assigning or sub-contracting any part of Apollo’s operations to third-parties, provided that such third-party is subject to clauses and conditions not less onerous than contained in this Agreement, and (iii) monitoring the Platform; and (3) Angell represents and warrants that in the event that the data Angell provides in relation to the Platform contains personal information of individuals, persons whose personal information Angell provides are aware of and explicitly consent to the use of such personal data by Apollo; (4) Angell further acknowledges and agrees that Apollo may monitor Angell and Angell User’s use of the Platform.

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16.	TERM AND TERMINATION

a.	The term of this Agreement (the “Term”) shall commence as of the Effective Date and shall continue for an initial term of two (2) years (“Initial Term”) and shall automatically renew for sequential one (1) year terms (“Renewal Term”) unless terminated in accordance with the terms of this Agreement or, after the Initial Term, either Party provides notice to the other Party of its intent not to renew no less than thirty (30) days prior to the automatic renewal during the Renewal Term.

b.	This Agreement may be terminated immediately by a non-breaching Party for a breach of this this Agreement by the other Party. Upon termination of this Agreement: (1) Angell will pay all amounts owing in connection with this Agreement; (2) Angell’s right to access and/or use the Platform as described herein will cease; (3) Angell will cease to use and will return to Apollo all copies of any Apollo systems, product, software or documentation; and (4) Apollo will, within a reasonable amount of time after Angell’s written request, provide to Angell in a commercially reasonable format and by a commercially reasonable method source data regarding Angell’s transactions through the Platform as then stored within Apollo’s live system.

17.	GENERAL PROVISIONS

a.	Except for the license set forth in Section 2, the terms of this agreement will survive the termination or expiration of this Agreement.

b.	Apollo reserves the right to audit Angell’s use of the Platform once during any twelve (12) month period during Angell standard business hours and with at least two (2) business days prior written notice and Angell agree to fully cooperate with that audit. Angell will pay any sums reasonably found due and owing as shown by information gathered within that audit or otherwise, that information being available for Angell review upon Angell reasonable request.

c.	This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. Any modification or waiver of any provision must be made in writing and signed by authorized representatives of both parties except as otherwise set forth in this Agreement.

d.	Apollo shall have the right, in addition to other remedies as may be available pursuant to law or this Agreement, to injunctive relief.

e.	The provisions of this Agreement shall be binding upon each Party's successors (by merger, consolidation or otherwise) and permitted assigns. The Parties shall only have the ability to assign this Agreement or any part thereof without the other Party’s prior written consent to an Affiliate or in connection with a merger, consolidation, reorganization, or sale of substantially all of the assigning Party’s assets.

f.	The Parties to this Agreement are independent contractors. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

g.	All notices delivered with respect to this Agreement shall be in writing and hand delivered or forwarded by register or certified mail to the relevant address provided by the other Party.

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h.	Neither Party shall be deemed to be in default of any provision hereof or be liable for any delay, failure in performance or interruption of service resulting directly or indirectly from acts of God, civil or military authority, terrorism, civil disturbance, war, strikes, fires, other catastrophes, power failures, or any other cause beyond its reasonable control.

i.	No waiver by either Party of any default by the other in the performance of any provisions of this Agreement shall operate as a waiver of any continuing or future default, whether of a like or different character.

j.	If any clause, term or provision of this Agreement shall be judged to be invalid for any reason whatsoever, a court of competent jurisdiction may alter such clause, term, or provision to make it valid and effectuate to the maximum extent possible the intent of the Parties. Any such invalidity shall not affect the validity or operation of any other clause, term or provision hereof.

k.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement binding on the Parties.

l.	This Agreement is deemed to be made under and shall be interpreted in accordance with the laws of the State of Minnesota, without regard to Minnesota’s conflict of laws principles. Any suit brought under this Agreement shall be brought in the state or federal court in Hennepin County, Minnesota.

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In Witness Whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Apollo Energy Services, LLC

By: _/s/ Timothy S. Krieger_________

Name: Tim Krieger

Title: CEO

Date: 6/1/2015
Angell Energy, LLC

By: /s/ Michael C. Angell

Name: Mike Angell

Title: CEO

Date: 6/1/2015

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